UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SYRA HEALTH CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

SYRA HEALTH CORP.

1119 KEYSTONE WAY N., #201,

CARMEL, IN, 46032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 23, 2026

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Syra Health Corp. (“Syra” or the “Company”), which will be held on July 23, 2026 at 9:00 a.m. Eastern Daylight Time, at our offices, located at 1119 Keystone Way N., #201, Carmel, IN, 46032, for the following purposes:

1. To elect five (5) members to our Board of Directors;

2. To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and

3. To approve an amendment to our 2022 Omnibus Equity Incentive Plan increasing the number of Class A shares available for issuance to 4,100,000.

Our Board of Directors has fixed the close of business on May 28, 2026 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 8:30 a.m. Shares of Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on July 23, 2026 at 9:00 a.m. Eastern Daylight Time at our offices, located at 1119 Keystone Way N., #201, Carmel, IN, 46032.

The proxy statement and annual report to stockholders are available at

https://annualgeneralmeetings.com/syra2026.

By the Order of the Board of Directors

/s/ Gregory R. Alexander
Gregory R. Alexander
Chief Executive Officer

Dated: June 1, 2026

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

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SYRA HEALTH CORP.

1119 KEYSTONE WAY N., #201,

CARMEL, IN, 46032

PROXY STATEMENT FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 23, 2026

The Board of Directors (the “Board”) of Syra Health Corp. (“Syra” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held on July 23, 2026 at 9:00 a.m. Eastern Daylight Time, at our offices, located at 1119 Keystone Way N., #201, Carmel, IN, 46032, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about June 1, 2026 to our beneficial owners and stockholders of record who owned our common stock at the close of business on May 28, 2026. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes the stockholder’s election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Syra Health Corp. (“Syra” or the “Company”), which will be held on July 23, 2026 at 9:00 a.m. Eastern Daylight Time, at our offices, located at 1119 Keystone Way N., #201, Carmel, IN, 46032. Information on how to vote in person at the Annual Meeting is discussed below.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

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Who is Entitled to Vote?

The Board has fixed the close of business on May 28, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 13,839,169 shares of our Class A common stock outstanding and 350,000 shares of our Class B common stock outstanding. Holders of our Class A common stock are entitled to one vote for each share and holders of our Class B common stock are entitled to 16.5 votes per share, on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our Certificate of Incorporation.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are three (3) matters scheduled for a vote:

1. To elect five (5) members to our Board of Directors;

2. To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and

3. To approve an amendment to our 2022 Omnibus Equity Incentive Plan increasing the number of Class A shares available for issuance to 4,100,000.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our Common Stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your proxy card.

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2. Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our Common Stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your vote instruction form.

2. Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of Class A Common Stock as of the close of business on the Record Date. Holders of Class B Common Stock will be entitled to a number of votes as described above in the section titled “Who is Entitled to Vote?”

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus, 9,807,085 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

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How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1. “FOR” the election of each of the five (5) members to our Board of Directors;

2. “FOR” the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and

3. “FOR” the approval of an amendment to our 2022 Omnibus Equity Incentive Plan increasing the number of Class A shares available for issuance to 4,100,000.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.”.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. However, our By-Laws provide that an action of our stockholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereat vote in favor of such action.

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How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the five (5) members to our Board of Directors	Plurality of the votes cast (the five directors receiving the most “FOR” votes)

Ratification of the Appointment of M&K CPAS, PLLC as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2026	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Approval of an amendment to our 2022 Omnibus Equity Incentive Plan increasing the number of Class A shares available for issuance to 4,100,000	A majority of the votes entitled to vote thereon and present at the Annual Meeting

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to the other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of the Company, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Syra Health Corp., 1119 Keystone Way N. #201, Carmel, IN 46032, Attention: Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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When are Stockholder Proposals Due for the 2027 Annual Meeting?

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary.

To be timely for the 2027 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between March 26, 2027 and April 25, 2027. A stockholder’s notice to the Corporate Secretary must set forth the information required by our bylaws as to each matter the stockholder proposes to bring before the 2027 Annual Meeting of Stockholders.

Any appropriate proposal submitted by a stockholder pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) must be submitted in writing to our Secretary at 1119 Keystone Way N. #201 Carmel, IN 46032, and received no later than January 25, 2027, to be includable in our proxy statement and related proxy for the 2026 Annual Meeting. However, if the date of the 2027 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after July 23, 2027, to be considered for inclusion in proxy materials for our 2027 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at 1119 Keystone Way N. #201 Carmel, IN 46032, a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and which notice is postmarked or transmitted electronically to us at our principal executive office no later than May 24, 2027, which is 60 days prior to the first anniversary of the Annual Meeting. However, if the date of the 2027 Annual Meeting is changed by more than 30 days from this year’s annual meeting, then such notice must be provided by the later of 60 days prior to the date of the 2027 Annual Meeting or the 10th day following the day on which we make public announcement of the date of the 2027 Annual Meeting.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1 and Proposal 3. We do not believe members of the Board or executive officers of the Company have any interest in Proposal 2 that are different from or greater than those of any other of our stockholders.

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CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

●	honest and ethical conduct;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

●	compliance with applicable laws, rules and regulations, including insider trading compliance; and

●	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Business Conduct and Ethics on our website at https://ir.syrahealth.com/governance under Investor Relations – Governance. A copy of our Code of Business Conduct and Ethics may also be obtained without charge upon written request to Secretary, Syra Health Corp., 1119 Keystone Way N. #201, Carmel, IN 46032. The Board of Directors has designated the Audit Committee to be responsible for reviewing the Code of Business Conduct and Ethics and making any appropriate updates or amendments. We intend to disclose any changes in this code or waivers from this code that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information to our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC rules.

Board Composition and Leadership Structure

We do not have a Chairman of the Board of Directors at this time.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance and cybersecurity and data privacy. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our Class A common stock is listed on the OTCQB and was previously listed on the Nasdaq Capital Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

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Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Dr. Vijayapal Reddy, Dr. Ketan Paranjape and Dr. Avutu Reddy, representing three of our five incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on our website at https://ir.syrahealth.com/governance.

Audit Committee

The Audit Committee’s responsibilities include, among other things: (i) approving and retaining the independent auditors to conduct the annual audit of our financial statements; (ii) reviewing the proposed scope and results of the audit; (iii) reviewing and pre-approving audit and non-audit fees and services; (iv) reviewing accounting and financial controls with the independent auditors and our financial and accounting staff; (v) reviewing and approving transactions between us and our directors, officers and affiliates; (vi) establishing procedures for complaints received by us regarding accounting matters; (vii) overseeing internal audit functions, if any; and (viii) preparing the report of the audit committee that the rules of the SEC require to be included in our annual meeting proxy statement. The Audit Committee also prepares the Audit Committee report that is required to be included in our annual proxy statement pursuant to the rules of the SEC.

As of December 31, 2025, the Audit Committee consisted of Ketan Paranjape and Avutu S. Reddy, with Ketan Paranjape serving as chair. Under the applicable rules and regulations of Nasdaq, each member of a company’s audit committee must be considered independent in accordance with Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Dr. Paranjape and Dr. Reddy is “independent” as that term is defined under applicable Nasdaq and SEC rules. Ms. Rogers is our audit committee financial expert.

Compensation Committee

The Compensation Committee’s responsibilities include, among other things: (i) reviewing and recommending the compensation arrangements for management, including the compensation for our President and Chief Executive Officer; (ii) establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals; (iii) administering our stock incentive plans; and (iv) preparing the report of the compensation committee that the rules of the SEC require to be included in our annual meeting proxy statement.

As of December 31, 2025, the Compensation Committee consisted of Vijayapal R. Reddy and Avutu S. Reddy, with Avutu S. Reddy serving as chair. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2).

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Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include, among other things: has responsibility for assisting the Board in, among other things, (i) nominating members of the board of directors; (ii) developing a set of corporate governance principles applicable to our Company; and (iii) overseeing the evaluation of our board of directors.

As of December 31, 2025, the Nominating and Governance Committee consisted of Vijayapal R. Reddy and Avutu S. Reddy with Vijayapal R. Reddy serving as chair. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2).

Insider Trading Policy

We have adopted an insider trading policy governing the purchase and sale and of our securities by employees, officers, directors and consultants and their respective Family Members and Controlled Entities (as defined therein) that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards.

Anti-hedging

Our insider trading policy prohibits employees, advisors, officers, directors and consultants of the Company, members of their immediate families, and corporations, partnerships or similar entities which such persons influence or control (collectively, “Covered Persons”) from entering into hedging or derivative transactions, including purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. Our chief compliance officer has the authority to grant exceptions to the prohibition against pledges where a Covered Person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Limitations on Liability and Indemnification Matters

Our Certificate of Incorporation contains provisions that limit the liability of our current and former directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our charter documents provide that we are authorized to indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, our charter documents also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into indemnification agreements with each of our directors and executive officers. In addition, we expect to enter into agreements to indemnify our future directors, future executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements will provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

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The limitation of liability and indemnification provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Material Proceedings

There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During fiscal year 2025, the Board of Directors held 12 meeting including telephonic meetings; the Audit Committee held 4 meetings; the Compensation Committee held 0 meetings; and the Nominating and Governance Committee held 0 meetings. During fiscal year 2025, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to:

Syra Health Corp.

c/o Secretary

1119 Keystone Way N. #201

Carmel, IN 46032

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

11

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as breadth of experience, knowledge about our business and industry, diversity of viewpoint (including diversity of race, ethnicity, gender, age, education, cultural background and professional experience), career specialization, relevant technical, leadership or governance skills, or financial acumen, willingness and ability to devote adequate time and effort to the Board of Directors, ability to contribute to the Board of Directors’ overall effectiveness, and the needs of the Board of Directors and its committees. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our corporate governance guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our corporate governance guidelines, there are no limits term that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

The Nominating and Governance Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth under “Communication with Directors.”

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five (5) directors to hold office until the 2027 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the five (5) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of May 28, 2026.

Name	Age	Position
Priya Prasad	47	Chief Financial Officer, Chief Operating Officer and Director
Vijayapal R. Reddy, DABT, DVM, PhD	69	Director
Ketan Paranjape	52	Director
Avutu S. Reddy, PhD	69	Director
Radhika Mereddy	50	Director

Priya Prasad –Chief Financial Officer, Chief Operating Officer and Director

Priya Prasad has served as Chief Financial Officer of the Company since January 2023, Chief Operating Officer since November 2020 and a director since March 2024. In addition, Ms. Prasad served as Interim Chief Executive Officer from June 2025 until January 2026. Since March 2005, Mrs. Prasad has served as President of Sahasra Technologies Corp., doing business as STLogics Corporation, a diversified technology holding company. Since January 2015, Mrs. Prasad has served as board member at RAD CUBE LLC, a technology company providing enterprise solutions and business consulting, and since January 2015, she has served as board member at Skill Demand Corp., an energy and utility solutions company. In addition, since January 2021, Mrs. Prasad has served as an advisory board member at Blue Agilis Corp., an agile transformation software solutions company. Mrs. Prasad holds a Master of Business Administration degree from the University of Massachusetts – Boston, a Master of Science degree in Environmental Science from Bangalore University and a Bachelor of Science degree in Environmental Science from Mount Carmel College. she serves as the COO and CFO and a prominent leader in the company. We believe that Ms. Prasad is qualified to serve as a member of the Company’s board of directors because of her experience as an executive of the Company and senior leadership roles.

Vijayapal R. Reddy, DABT, DVM, PhD – Director

Dr. Vijayapal Reddy has served as a member of our Board of Directors since October 2023. Dr. Reddy is a drug development professional with over 30 years of experience in drug discovery and development in global pharmaceutical industry. Since August 2017, Dr. Reddy has served as an advisor as well as a Director of VIPRA, LLC, a consulting company. Dr. Reddy currently serves as a consultant for various pharmaceutical, biotechnology and vaccine companies. From 2007 to 2017, Dr. Reddy served as a Senior Researcher Advisor/Executive Director at Lilly Research Laboratories, at Lilly, where he led nonclinical safety and regulatory assessments on several cross functional programs at different stages of development. In addition, Dr. Reddy has served in various other capacities including Head of Cancer Research, Nonclinical Safety Assessment (2004-2006); Senior Research Scientist, Nonclinical Safety Assessment (2000-2004); Research Scientist, Nonclinical Safety Assessment (1998-2001); and Senior Toxicologist, Nonclinical Safety Assessment (1995-1997). Dr. Reddy was previously Senior Research Investigator at Sterling Winthrop/Sanofi Pharmaceuticals (1994-1995). Dr. Reddy holds a post-Doctoral degree in Toxicology from the University of Nebraska Medical Center, a Doctor of Philosophy degree in Toxicology from Utah State University, a Master of Science degree in Toxicology from the University of Mississippi Medical Center and a Veterinary Medicine degree from the AP Agricultural University. We believe that Dr. Reddy is qualified to serve as a member of the Company’s board of directors because of his medical and scientific background and experience in scientific research.

13

Ketan Paranjape, PhD – Director

Dr. Ketan Paranjape has served as a member of our Board of Directors since October 2023. Since April 2018, Dr. Paranjape has served as the Vice President of Roche Information Solutions, and since September 2020, he has served as the Vice President of Commercial Business Operations, Business Intelligence and Analytics at Roche Diagnostics, a multinational healthcare company. Since September 2019, Dr. Paranjape has been included on the World Health Organization’s roster of digital health experts which was established to advise the World Health Organization Secretariat. Since June 2022, Dr. Paranjape has served as a member of the board of directors of Indy Chamber, a non-profit organization that is dedicated to economic development in the Indianapolis region. Since September 2021, he has served on the Dean’s Advisory Council at Indiana University’s Luddy School of Informatics, Computing, and Engineering, and since February 2021, he has served as Advisory Board Member at the University of Wisconsin-Madison, Department of Electrical and Computer Engineering. Since February 2021, he has also been a member of the digital health executive leadership group at AdvaMed, a medical technology trade association, and since June 2021, he has served as an Advisory Council Member at Human Health Education and Research Foundation, a non-profit organization bringing health and awareness to the top of global agendas in an equitable and holistic approach. From September 2017 to December 2020, Dr. Paranjape served as an Honorary Research Fellow at Imperial College of London, School of Public Health, and from September 2017 to December 2020, he served as a Visiting Technical Advisor in Artificial Intelligence for Health at Lee Kong Chian, School of Medicine. From July 2015 to December 2020, Dr. Paranjape served as a Member of the U.S. Department of Health and Human Services Precision Medicine Task Force (U.S. Health IT Standards Committee), and from April 2018 to April 2019, he served as Advisory Board Member at Health 2047, a business formation and commercialization enterprise, and Managing Director at Health 2047 from October 2016 to March 2018. Dr. Paranjape holds a Doctor of Philosophy degree in Artificial Intelligence in Healthcare from Amsterdam University Medical Center, a Master of Business Administration degree from the University of Oregon, a Master of Science degree in Electrical and Computer Engineering from the University of Wisconsin-Madison and a Bachelor of Science degree in Electrical Engineering from the University of Pune. We believe that Dr. Paranjape is qualified to serve as a member of the Company’s board of directors because of his engineering and commercial background and experience in advisory roles, technology and product development.

Avutu S. Reddy, PhD – Director

Dr. Avutu Reddy has served as a member of our Board of Directors since October 2023. Dr. Reddy has over 20 years of leadership experience in both in research and development and business. Since October 2017, Dr. Reddy has served as the Strategic Scientific and Emerging Business Intelligence Leader at Corteva Agriscience (NYSE: CTVA), an agricultural chemical and seed company and spin-off from Dow-DuPont. Dr. Reddy joined Dow AgroSciences in January 1999 and served in various roles including R&D Innovation Incubator Leader from January 2015 to December 2017; Competitive Intelligence Leader from January 2009 to December 2017; Global Traits Discovery Platform Leader from January 2005 to December 2008; Global Leader of Molecular Biology and Traits from January 2002 to December 2004; and Global Leader of Genomics from January 1999 to December 2001. He has served on various committees and management teams including The Dow Chemical Company Biotechnology Advisory Board, Dow Agrosciences Global Leadership Team, Global Discovery Investment Strategy Team, and Technology Strategy Committee. Prior to joining Dow AgroSciences, he was an Assistant Professor in the Department of Soil & Crop Sciences, and the Director of the Crop Genome Technology Unit of Norman Borlaug Crop Biotechnology Center at Texas A&M University from January 1994 to December 1998. From April 1990 to December 1993, Dr. Reddy completed post-doctoral research at Texas A&M University Department of Biology supported by Rhône-Poulenc and at the CNRS Unit, Université de Perpignan, France supported by The Rockefeller Foundation from January1989 to March 1990. Dr. Reddy holds a Doctor of Philosophy degree and Master of Science from Acharya Nagarjuna University, a Master of Education degree from Annamalai University and Bachelor of Science and Bachelor of Education degrees from S.V. University. We believe that Dr. Reddy is qualified to serve as a member of the Company’s board of directors because of his academic background and diverse experience in a multinational company.

Radhika Mereddy- Director

Ms. Mereddy has served as a member of our Board of Directors since August 2025. Since 2013, she has held roles of increasing responsibility and currently serves as Senior Systems Manager at the Pension Fund of the Christian Church. She holds a Master’s degree in Management Information Systems from Ferris State University and a Bachelor’s degree in engineering from PDA Engineering College. We believe that Ms. Reddy is qualified to serve as a member of the Company’s board of directors because of her extensive experience in information systems and business process improvement, leveraging technology and information to make organizations faster, smarter, and more reliable.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL NO. 1.

14

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to (i) our Chief Executive Officer (our principal executive officer), (ii) our President and (iii) our Chief Operating Officer and Chief Financial Officer who we also refer to as our “named executive officers,” for each of the years ended December 31, 2025 and 2024.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Deepika Vuppalanchi,	2025		$150,894	$-	$-	$-	$-	$-	$5,688	$156,582
Former Chief Executive Officer(2)	2024		$271,930	$-	$-	$-	$-	$-	$10,877	$282,807

Sandeep Allam,	2025		$62,553	$-	$-	$-	$-	$-	$510	$63,063
Former President and Chairman(3)	2024		$193,010	$-	$-	$-	$-	$-	$7,720	$200,730

Priya Prasad,	2025	(4)	$265,384	$-	$-	$-	$-	$-	$7,580	$272,964
Chief Operating Officer, Chief Financial Officer	2024		$164,703	$-	$-	$-	$-	$-	$6,588	$171,291

(1) The amounts in this column represent the Company’s 401(k) plan Company-matching contributions for each named executive officer.

(2) The Company terminated Ms. Vuppalanchi’s employment agreement for cause on June 13, 2025.

(3) On January 15, 2025, the Company was notified that Sandeep Allam passed away.

(4) Includes $42,700 in salary owed for Ms. Prasad’s service as interim CEO and $10,124 in deferred salary.

Outstanding Equity Awards at December 31, 2025

There were no outstanding equity awards held by our named executive officers as of December 31, 2025.

Equity Award Grant Timing

We do not have a written policy in place regarding the timing of the grant and issuance of stock options in relation to the release of material non-public information. Historically, we have granted stock option awards as may be deemed appropriate by our Board or compensation committee from time to time based on the facts and circumstances, as applicable. We have not intentionally timed the grant of stock options in anticipation of the release of material nonpublic information, nor have we intentionally timed the release of material nonpublic information based on stock option grant dates.

15

Employment Agreements

Gregory R. Alexander

On December 15, 2025, the Board of Directors appointed Gregory R. Alexander as Chief Executive Officer of the Company and entered into an employment agreement with Mr. Alexander, effective January 5, 2026 (the “Alexander Employment Agreement”).

Under the terms of the Alexander Employment Agreement, Mr. Alexander is entitled to receive an annual base salary of $251,000 and an annual performance bonus with a target amount equal to 30% of his annual base salary based upon the Board’s assessment of Mr. Alexander’s and the Company’s attainment of goals as set by the Board in its sole discretion. In accordance with the Alexander Employment Agreement, Mr. Alexander will also be granted 110,537 restricted stock units, 20% of which vest one year after date of grant and the remainder which vest equally over 4 years beginning one year after date of grant. Additionally, he will be granted stock options to purchase 257,920 shares of Class B common stock with 20% vesting on December 31, 2026 and the remainder vesting equally on an annual basis through December 31, 2030 as well as 368,458 performance stock units, subject to achievement of performance targets to be determined. In addition, the Alexander Employment Agreement contains non-competition and non-solicitation provisions.

Pursuant to the terms of the Alexander Employment Agreement, if Mr. Alexander’s employment is terminated by the Company for cause or as a result of Mr. Alexander’s death or permanent disability, or if Mr. Alexander terminates his employment agreement voluntarily, Mr. Alexander will be entitled to receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus earned but not yet paid through the date of his termination, and (iii) all business expenses reasonably and necessarily incurred by Mr. Alexander prior to the date of termination. If Mr. Alexander’s employment is terminated by the Company without cause or by Mr. Alexander for good reason, Mr. Alexander will be entitled to receive the amounts due upon termination of his employment by the Company for cause or as a result of his death or permanent disability, or upon termination by Mr. Alexander of his employment voluntarily, in addition to (provided that Mr. Alexander executes a written release with respect to certain matters) a severance payment equal to his base compensation for 6 months from the date of termination and the bonus and any benefits that Mr. Alexander would be eligible for during such 6 month period. Mr. Alexander would not be entitled to such severance payment if he terminates for good reason within the first 12 months of employment.

In addition, if Mr. Alexander’s employment is terminated: (a) by the Company without cause within 12 months prior to a change of control (as defined in the Alexander Employment Agreement) that was pending during such 12 month period, (b) by Mr. Alexander for good reason within 12 months after a change of control, or (c) by the Company without cause at any time upon or within 12 months after a change of control, Mr. Alexander will be entitled to receive the amounts due upon termination of his employment by the Company for cause or as a result of his death or permanent disability, or upon termination by Mr. Alexander of his employment voluntarily, in addition to the severance payments due if Mr. Alexander’s employment is terminated by the Company without cause or by Mr. Alexander for good reason, all of Mr. Alexander’s unvested stock options and other equity awards would immediately vest and become fully exercisable (x) in the event a change of control transaction is pending, for a period of six months following the date of termination, and (y) in the event a change of control transaction is not then pending, for the period of time set forth in the applicable agreement evidencing the award.

Deepika Vuppalanchi

On April 15, 2021, the Company entered into an employment agreement with Deepika Vuppalanchi, which was subsequently amended by (i) that certain Amendment No. 1 thereto dated September 1, 2021; (ii) that certain Amendment No. 2 thereto dated March 1, 2022; and (iii) that certain Amendment No. 3 thereto dated October 18, 2022 (as amended, the “Vuppalanchi Employment Agreement”). Pursuant to the Vuppalanchi Employment Agreement, Dr. Vuppalanchi shall receive a base salary of $301,500 per year effective as of March 1, 2022. In addition, Dr. Vuppalanchi shall be entitled to participate in employee benefit plans such as medical, vision, basic life and dental insurance. The Vuppalanchi Employment Agreement may be terminated by the Company without cause upon 14 days prior written notice to Dr. Vuppalanchi or immediately for cause. In addition, Dr. Vuppalanchi may terminate her employment at any time without cause upon 30 days prior written notice to the Company. Furthermore, the Vuppalanchi Employment Agreement will terminate upon Dr. Vuppalanchi’s death. Upon termination of the Vuppalanchi Employment Agreement, Dr. Vuppalanchi shall receive all sums due to her under the Vuppalanchi Employment Agreement as compensation or expense reimbursements. Ms. Vuppalanchi was terminated for cause on June 13, 2025.

Priya Prasad

On February 29, 2022, the Company entered into an employment agreement with Priya Prasad, which was subsequently amended by (i) that certain Amendment No. 1 thereto dated May 27, 2022; and (ii) that certain Amendment No. 2 thereto dated October 18, 2022 (as amended, the “Prasad Employment Agreement”) pursuant to which Mrs. Prasad serves as Chief Operating Officer of the Company. Pursuant to the Prasad Employment Agreement, Mrs. Prasad shall receive a base salary of $150,000 per year effective as of May 1, 2022. In addition, Mrs. Prasad shall be entitled to participate in employee benefit plans such as medical, vision, basic life and dental insurance. The Prasad Employment Agreement may be terminated by the Company without cause upon 14 days prior written notice to Mrs. Prasad or immediately for cause. In addition, Mrs. Prasad may terminate her employment at any time without cause upon 30 days prior written notice to the Company. Furthermore, the Prasad Employment Agreement will terminate upon Mrs. Prasad’s death. Upon termination of the Prasad Employment Agreement, Mrs. Prasad shall receive all sums due to her under the Prasad Employment Agreement as compensation or expense reimbursements. On June 16, 2025, the Board of Directors of the Company appointed Priya Prasad, the Company’s CFO and COO, as interim CEO. The Company agreed to pay Ms. Prasad an interim CEO allowance of $6,100 per month, and award 122,000 shares of Class A common stock, which vest upon milestones being met as determined by the Board, including appointment of a permanent CEO, retention of key staff, stabilization of client relationships and adoption of an updated strategic plan for the Company. Upon the employment of Mr Alexander on January 5, 2026 as the Company’s CEO, Ms Prasad ceased to be interim CEO.

Bonus Arrangements

Pursuant to the terms of the executive employment agreements described above, the Company, through the board, has the discretion to determine the amounts of the annual incentive bonus payments which executives may receive. Based on the review of the Company’s performance for calendar year 2025, the board, in its sole discretion, did not award any annual incentive bonuses in 2025.

Other Benefits

All employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance. In addition, we sponsor a 401(k) plan whereby we match participants’ contributions up to 4% of a participant’s compensation, subject to the IRS’ annual contribution limit. Our named executive officers are eligible to participate in these plans generally on the same basis as our other employees.

16

Director Compensation

On March 26, 2025, our compensation committee approved the non-employee director compensation for the year ended December 31, 2025, pursuant to which our non-employee directors will receive cash compensation in the amount of $20,000 annually, which shall be paid in quarterly installments. Additional cash compensation will be paid to the chairpersons of our audit, nominating and corporate governance and compensation committees, in the amounts of $10,000, $5,000 and $5,000, respectively. Each committee member will receive additional cash compensation of $2,000 annually.

Each member of our board of directors is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending board meetings and meetings for any committee on which he or she serves.

Non-Employee Director Compensation

The following table sets forth the total compensation paid or accrued during the year ended December 31, 2025 for each person who served as an independent non-employee director. Directors who are also employees do not receive cash or equity compensation for service on our Board of Directors in addition to compensation payable for their service as employees of the Company. Directors are reimbursed for out-of-pocket expenses incurred for reasonable travel and other business expenses in connection with their service as directors.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)	Option awards ($)(2)(3)	Total ($)
Andrew Dahlem(4)	26,667	-	7,771	34,438
Ketan Paranjape	22,500	-	13,624	36,124
Avutu Reddy	21,750	-	11,619	33,369
Vijayapal Reddy	20,250	-	11,619	31,869
Sherron Rogers(5)	5,500	-	6,016	11,516
Radhika Mereddy	7,500	-	3,597	11,097

(1)	The amounts in this column reflect the annual cash retainer payments earned for service as a non-employee director during 2025.

(2)	Represents the grant date fair value of the option awards granted during the fiscal year ended December 31, 2025, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. See Note 12, “Common Stock Options” in the notes to the Company’s consolidated financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2026 for more information regarding the Company’s accounting for share-based compensation plans.

(3)

On January 7, 2025, the Company granted to each of its directors an option to purchase shares of the Company’s common stock under the 2022 Plan, having an exercise price of $0.7386 per share, exercisable over a 10-year term, to each of its non-employee directors, as follows: (1) Andrew Dahlem – 9,102 shares of common stock; (2) Ketan Paranjape – 15,170 shares of common stock; (3) Avutu Reddy – 12,136 shares of common stock; (4) Vijayapal Reddy – 12,136 shares of common stock; and (5) Sherron Rogers – 9,102 shares of common stock. 25% of the options vested immediately on the date of grant and the balance of the options vest in 12 equal monthly installments.

On December 1, 2025, the Company granted to each of its directors an option to purchase shares of the Company’s common stock under the 2022 Plan, having an exercise price of $0.083 per share, exercisable over a 10-year term, to each of its non-employee directors, as follows: 1) Ketan Paranjape – 43,348 shares of common stock; 2) Avutu Reddy – 43,348 shares of common stock; 3) Vijayapal Reddy – 43,348 shares of common stock; 4) Radhika Mereddy – 43,348 shares of common stock; the Options shall vest in 3 equal annual installments. On November 21, 2025, The Company granted 25,000 options to Andrew Dahlem with an exercise price of $0.07 per share, which vested upon approval of the Company’s strategic plan by the Board of Directors, and delivery of final CEO candidate to the Board of Directors.

(4) (5)	On April 25, 2025, Andrew Dahlem resigned from the Board of Directors for personal reasons. On September 30, 2025, Sherron Rogers ended her term on the Board of Directors.

17

EQUITY COMPENSATION PLAN INFORMATION

On April 11, 2022 and October 18, 2022, our board of directors adopted, and our stockholders, respectively, approved, the Syra Health Corp. 2022 Omnibus Equity Incentive Plan which was subsequently amended by our board of directors and stockholders on April 19, 2023 (“2022 Plan”). We intend to use the 2022 Plan to provide incentives that will enable us to attract, retain, and motivate employees, officers, consultants, and directors. We have reserved an aggregate 1,041,667 shares of common stock for issuance under the Plan (approximately 818,068 shares remain available for issuance), subject to adjustment for stock dividends, reorganizations, or other changes in our capital structure.

The following table sets forth the aggregate number of shares of common stock subject to outstanding options, RSUs, warrants and other convertible securities into share rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants under the 2022 Plan as of December 31, 2025.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (1)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	559,637	0.63	482,030
Equity incentive plans not approved by stockholders	-	-	-
TOTAL	559,637		482,030

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 28, 2026 by:

●	each of our named executive officers;

●	each of our directors and director nominees;

●	all of our current and proposed directors and named executive officers as a group; and

●	each stockholder known by us to own beneficially more than 5% of our Class A common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Class A common stock that may be acquired by an individual or group within 60 days of May 28, 2026, pursuant to the exercise of options or warrants or conversion of Class B common stock, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 13,839,169 and 350,000 shares of Class A common stock and Class B common stock issued and outstanding, respectively, as of May 28, 2026.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Class A common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Syra Health Corp., 1119 Keystone Way N. #201, Carmel, IN 46032.

	Shares of Common Stock Beneficially Owned					% of Total
	Class A			Class B		Voting
Name of Beneficial Owner	Shares		%	Shares(1)%		Power(2)
Directors and Executive Officers:
Deepika Vuppalanchi(3)	2,505,226	(4)	18.9	-	-	13.2
Sandeep Allam(5)	2,339,470		17.7	-	-	12.3
Priya Prasad	12,695	(6)	*	175,000	50.0	14.8
Vijayapal R. Reddy	47,027	(7)	*	-	-	*
Ketan Paranjape	53,922	(7)	*	-	-	*
Avutu Reddy	47,027	(7)	*	-	-	*
Radhika Mereddy	2,400		*	-	-	-
Directors and Executive Officers as a group (7 persons)	5,007,767		37.9	175,000	50.0	41.6
5% or Greater Stockholders:
AOS Holdings, LLC(8)	1,473,534		11.2	-	-	7.8
Feroz Syed (9)	30,625	(10)	*	175,000	50.0	14.9

* Indicates beneficial ownership of less than 1%.

(1)	Each outstanding share of Class B common stock is convertible into 10 shares of Class A common stock.

(2)	Percentage of total voting power represents voting power with respect to all of our Class A and Class B common stock, as a single class. Holders of our Class A common stock are entitled to one vote per share, whereas holders of our Class B common stock are entitled to 16.5 votes per share.

(3)	On June 13, 2025, Deepika Vuppalanchi was terminated as CEO for cause by the Company and on July 28, 2025, she resigned from the Board of Directors for personal reasons.

(4)	Includes 2,400 shares of Class A common stock held by Deepika Vuppalanchi’s spouse.

(5)	On January 15, 2025, the Company was notified that Sandeep Allam had passed away.

(6)	Includes 2,400 shares of Class A common stock issuable upon the exercise of warrants.

(7)	Represents an option to purchase shares of common stock.

(8)	Denis Suggs is the Chief Executive Officer of AOS Holdings, LLC and in such capacity has the right to vote and dispose of the securities held by such entity. The address of AOS Holdings, LLC is 4310 Guion Road Indianapolis, Indiana 46254.

(9)	The address for Feroz Syed is c/o Syra Health Corp., 1119 Keystone Way, N. Carmel, IN 46032.

(10)	Includes 1,900 shares of Class A common stock issuable upon exercise of warrants and 25,000 shares of Class A common stock issuable upon exercise of stock options.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the fiscal year ended December 31, 2025, we believe that, except as set forth below, our directors, executive officers, and greater than 10% beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2025.

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2025

The Board has appointed M&K CPAS, PLLC (“M&K”) to serve as our independent registered public accounting firm for the year ending December 31, 2026. M&K has acted as our auditor since 2023.

A representative of M&K is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Syra. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for the year ended December 31, 2025, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by M&K for the year ended December 31, 2025 and 2024:

	2025	2024
Audit fees	$79,000	$75,000
Audit related fees	$-	17,000
Tax fees	-	-
All other fees	-	-
Total	$79,000	$92,000

Audit Fees: Fees for audit services on an accrued basis.

Audit-Related Fees: Fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit of the financial statements.

Tax Fees: Fees for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees: All other fees billed by the auditor for products and services not included in the foregoing categories.

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Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2024 and 2025 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

Required Vote

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain M&K

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

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PROPOSAL NO. 3

AMENDMENT TO OUR 2022 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED AND AVAILABLE FOR AWARDS THEREUNDER

Introduction

On May 4, 2026, our Board authorized and approved an amendment to our 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of Class A common stock available for awards thereunder to 4,100,000 shares.

Our 2022 Plan was initially authorized and approved by our Board and stockholders in 2022, with an initial authorization of 1,041,667 shares of Class A common stock. We are now seeking stockholder approval to amend our 2022 Plan to increase the number of shares of Class A common stock available for issuance to 4,100,000 shares so that the Company can continue to provide equity-based compensation as approved by our Compensation Committee.

Reasons for the Amendment to our 2022 Omnibus Equity Incentive Plan

We are seeking stockholder approval to amend our 2022 Plan to increase the number of shares of Class A common stock issuable thereunder to 4,100,000 shares. As of May 28, 2026, there were 246,860 shares remaining available for issuance under future awards to be made under our 2022 Plan. As noted above, if our shareholders do not approve the amendment, we anticipate that there will not be sufficient shares available under our 2022 Plan for continued equity awards to our employees and non-employee directors over the next few years. This would result in the loss of an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

We recognize the dilutive impact of our equity compensation program on our stockholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance pursuant to the amendment, our Board and Compensation Committee worked with management to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on stockholders, (ii) our historical run rate and overhang, (iii) the number of shares remaining available for issuance, (iv) forecasted grants, (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for attracting and retaining key talent in a competitive emerging technology marketplace, (vi) our strategic growth plans, and (vii) the interests of our stockholders.

Our 2022 Plan is designed to attract and retain non-employee directors and employees and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under 2022 Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and align a portion of their compensation with the stockholders. Stockholder approval of this proposal will enable us to continue to grant equity awards to our employees and non-employee directors at levels determined by our Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our stockholders. In addition to the crucial role, we believe such grants play in attracting and retaining talented individuals, we believe that the equity compensation granted under our 2022 Plan also serves the important function of aligning the interests of participants with those of our stockholders and focusing such participants on the long-term growth of the Company.

Description of the Amendment to our 2022 Omnibus Equity Incentive Plan

The full text of the proposed amendment to our 2022 Plan is set forth in Appendix A to this Proxy Statement. The full text of our 2022 Plan (prior to the amendment described in this Proposal 3) is set forth in Exhibit 10.5 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 5, 2023.

The following is a summary of the principal features of the 2022 Plan. This summary does not purport to be complete and is qualified in its entirety to the full text of the 2022 Plan.

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Authorized Shares. A total of 1,041,667 shares of our Class A common stock were originally reserved for issuance pursuant to the 2022 Omnibus Equity Incentive Plan. If the amendment is approved, a total of 4,100,000 shares of our Class A common stock will be reserved for issuance pursuant to the 2022 Plan.

Types of Awards. The 2022 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards.

Administration. The 2022 Plan will be administered by our board of directors, or if our board of directors does not administer the 2022 Plan, a committee or subcommittee of our board of directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our board of directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2022 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2022 Plan, provided that, subject to the equitable adjustment provisions described below, the plan administrator will not have the authority to reprice or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2022 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2022 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2022 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2022 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2022 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2022 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424I of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the administrator in its sole discretion, (i) through any cashless exercise procedure approved by the administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

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In the event of an participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights. SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2022 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The administrator may grant other stock-based awards under the 2022 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2022 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2022 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2022 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

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Change in Control. The 2022 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2022 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2022 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our board of directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our board of directors immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our board of directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2022 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2022 Plan

The 2022 Plan provides our board of directors with authority to amend, alter or terminate the 2022 Plan, but no such action impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law. The 2022 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If we are required to prepare a financial restatement due to the material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion.

Required Vote of Shareholders

The affirmative vote of a majority of the votes entitled to vote thereon and present at the Annual Meeting is required to approve this proposal. ..

Recommendation of our Board

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR 2022 PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR AWARDS THEREUNDER TO 4,100,000.

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AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of the SEC. The Audit Committee operates pursuant to a charter that is available on our website at https://ir.syrahealth.com/governance under Investors – Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, M&K CPAS, PLLC (“M&K”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and M&K the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2025. The Audit Committee also discussed with M&K matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from M&K required by applicable requirements of the Public Company Accounting Oversight Board regarding M&K’s communications with the Audit Committee concerning independence, and has discussed with M&K its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements discussed above be included in Syra’s annual report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee has also reappointed M&K to serve as independent auditors for the fiscal year ending December 31, 2026, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee

Dr. Ketan Paranjape, Chair
Dr. Avutu S. Reddy

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions during our years ended December 31, 2025 and 2024 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this prospectus. Except as disclosed herein, we are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Director Fees

As of December 31, 2025, the Company owed a total of $72,000 in fees payable to directors. This amount is presented within accounts payable, related parties.

Office Lease

The Company leases its current corporate headquarters under a nine months lease from STVentures, LLC (“ STVentures”), an entity beneficially owned by the principal owners and the management team of Syra and their affiliates. The lease commenced on July 1, 2021 and as amended on May 1, 2022, provided for a base monthly rent of $10,711. The lease was further amended on June 26, 2024, and provides for a base monthly rent of $11,209. The lease was also amended on March 3, 2025 and in July 2025 and provides for a base monthly rent of $11,209 through June 30, 2027. The lease was further amended on July 1, 2025, and provides for a base monthly rent of $5,580 from September 1, 2025 through May 31, 2026. A total of $111,990 and $131,516 is included in selling, general and administrative expenses for the year ended December 31, 2025 and 2024, respectively. An unpaid balance of $0 was outstanding at December 31, 2025, and December 31, 2024.

Information Technology (“IT”) Services

The Company incurred a total of $340,757 and $22,233 of services from RAD CUBE LLC, which is an entity beneficially owned by the principal owners and the management team of Syra and their affiliates, for outsourced IT services which have been presented within selling, general and administrative expenses in the statements of operations during the years ended December 31, 2025 and 2024, respectively. An unpaid balance of $0 was outstanding at December 31, 2025, and December 31, 2024, respectively, as presented within accounts payable, related parties.

Recruitment and Human Resource Services

For the year ended December 31, 2025, the Company paid a total of $155,106 and $250,669 for services from NLogix IT Services Private Limited and SKL Demand Private Limited, respectively, which are entities beneficially owned by the principal owners and the management team of Syra and their affiliates. Of these costs $280,055 are included in professional services, $68,149 in selling, general and administrative expenses, and $57,571 in research and development expenses in the statement of operations during the year ended December 31, 2025.

For the year ended December 31, 2024, the Company paid a total of $530,843 for services from NLogix IT Services Private Limited, which is an entity beneficially owned by the principal owners and the management team of Syra and their affiliates Of these costs $77,762 are included in cost of services and $453,082 in selling, general and administrative expenses, in the statement of operations during the year ended December 31, 2024.

Related Person Transaction Policy

For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

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Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

OTHER MATTERS

Syra has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Syra will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (650) 351-4495, or submit a request in writing to our Secretary, c/o Syra Health Corp., 1119 Keystone Way N. #201, Carmel, IN 46032. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 may be obtained without charge by writing to the Secretary, Syra Health Corp., 1119 Keystone Way N. #201, Carmel, IN 46032.

By Order of the Board of Directors

/s/ Gregory R. Alexander
Gregory R. Alexander
Chief Executive Officer

June 1, 2026

29

PROXY CARD

SYRA HEALTH CORP.

PROXY FOR ANNUAL MEETING TO BE HELD ON JULY 23, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Priya Prasad, as proxy, with full power of substitution, to represent and to vote all the shares of common stock of Syra Health Corp. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on July 23, 2026 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In her discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on July 23, 2026 at 9:00 a.m. Eastern Daylight Time at our offices, located at 1119 Keystone Way N. #201, Carmel, IN 46032. The proxy statement and the 2025 Annual Report on Form 10-K are available at https://annualgeneralmeetings.com/syra2026.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Syra Health Corp. to be held at our offices located at 1119 Keystone Way N. #201, Carmel, IN 46032, on July 23, 2026, beginning at 9:00 a.m. Eastern Daylight Time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3.

1. Election of Director Nominees	FOR	WITHHOLD

01- Priya Prasad	☐	☐
02- Vijayapal R. Reddy	☐	☐
03- Ketan Paranjape	☐	☐
04- Avutu S. Reddy	☐	☐
05- Radhika Mereddy	☐	☐

2. Ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Approval of an amendment to our 2022 Omnibus Equity Incentive Plan increasing the number of Class A shares available for issuance to 4,100,000	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: , 2026

Signature

Name (printed)

Title

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.	VIA INTERNET:

Login to https://annualgeneralmeetings.com/syra2026
Enter your control number (12 digit number located below)

2.	VIA MAIL:

Pacific Stock Transfer Company
6725 Via Austi Pkwy, Suite 300
Las Vegas, NV 89119

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m.,

prevailing time, on July 22, 2026.